December 16, 2005

InSite Vision Incorporated
S. Kumar Chandrasekaran, Ph.D.
President and Chief Executive Officer
965 Atlantic Avenue
Alameda, CA 94501

Placement Agency Agreement (the “Agreement”)

Dear Dr. Chandrasekaran:

Reference is made to our recent discussions relating to the proposed private placement by InSite Vision Incorporated (the “Company”) of certain of its securities for sale solely pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), or Rule 506 (“Rule 506”) of Regulation D (“Regulation D”) promulgated under the Act, as hereinafter described. On the basis of the representations, warranties, covenants and agreements set forth herein, Paramount BioCapital, Inc., having a principal place of business at 787 Seventh Avenue, 48th Floor, New York, New York 10019 (“Paramount”) hereby agrees to act as exclusive placement agent for the Company, on a “best efforts” basis, to introduce the Company to “accredited investors” as defined in Rule 501 of Regulation D (“Rule 501”) promulgated under the Act (“Investors”) in connection with a private placement offering (the “Offering”) of the Company's debt or equity securities, upon the following basic terms and conditions:

1. The Offering. The Company will offer to sell debt or equity securities (the ”Securities”) to Investors, upon terms to be agreed upon by the Company and the Placement Agent and intended to be in the form attached as Exhibit A, yielding aggregate gross proceeds to the Company of at least $3,000,000 (the “Minimum Offering”) and up to $5,000,000 (the “Maximum Offering”), with an over-allotment option granted in favor of Paramount and the Company (to be agreed upon mutually) to offer for sale additional Securities which would provide the Company with gross proceeds of up to an additional $1,000,000 (the “Over-allotment”). The terms and conditions of the purchase and sale of the Securities in the Offering will be evidenced by a written subscription agreement between the Company and each Investor in the Offering (the “Subscription Agreement”). For purposes of this Agreement, the term “Offering Documents” shall mean each Subscription Agreement and any related transaction document to be drafted subsequent to the date hereof and any other document prepared or approved by the Company and provided to Investors in connection with the Offering, if any (including, without limitation, any offering memoranda).

2. Closing. Subject to obtaining subscriptions in an aggregate amount equal to or greater than the Minimum Offering, the Company intends to conduct one or more closings (each, a “Closing”) of the Offering on or before December 31, 2005, subject to extension at the Company’s and Paramount’s mutual discretion without notice to Investors for up to an additional 90 days (the “Final Closing Date”), until the date on which the Maximum Offering, including the Over-allotment, if applicable, is met, whichever event occurs first. Prior to any Closing, all subscription amounts will be deposited in a segregated escrow account with an escrow agent reasonably acceptable to the Company and Paramount.

3. Placement Fees. (a) Upon (i) each Closing and (ii) the closing of any Investment (as defined below), the Company will pay to Paramount or its designees placement fees, in cash, equal to seven percent (7%) of the gross proceeds received by the Company at such Closing or the closing of any Investment, as applicable (provided, however, that such cash placement fee shall not be payable with respect to any gross proceeds received by the Company at such Closing or the closing of any Investment from any of Valesco Healthcare Partners I LP, Valesco Healthcare Partners II LP and Valesco Healthcare Overseas Fund, Ltd. (collectively, the “Valesco Entities”). In addition, upon the Final Closing Date (as defined below), the Company shall issue to Paramount’s designees warrants (the “Placement Warrants”) to purchase 200,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (such shares issuable upon the exercise of the Placement Warrants, the “Placement Warrant Shares”). The Placement Warrants shall have an exercise price per share equal to the exercise price of the Investor Warrants sold at the Closing, be subject to adjustments for stock splits, reverse stock splits, re-organizations, etc., have a cashless exercise feature, be exercisable for 5 years from the date on which the final Closing occurs (the “Final Closing Date”), and otherwise be substantially in the form attached hereto as Exhibit B. For purposes of this Agreement, an “Investment” shall mean any original issuance of securities of the Company which is made during the 12-month period following the Final Closing Date or earlier termination or expiration of the Offering to an Investor set forth on Annex A hereto (other than the Valesco Entities), which contains each Investor which the Company and Paramount agree will be introduced by Paramount to the Company. Annex A hereto shall be updated to reflect additional Investors introduced by Paramount to the Company, provided that each such additional Investor is approved in writing by the Company prior to such introduction. Notwithstanding the foregoing, Annex A will automatically be deemed to include each Investor that participates in the Offering. Paramount, its employees and its affiliates shall have the right to invest in the Offering provided they are “accredited investors” as defined in Rule 501(a) of Regulation D.

(b) The Company agrees that the Placement Warrant Shares shall be afforded equivalent registration rights as the Securities sold in the Offering pursuant to which the Placement Warrants are issued. In consideration for the Company’s inclusion of the Placement Warrant Shares in the Registration Statement (as defined below), Paramount agrees that it shall be deemed a “Holder” under the Subscription Agreement or other document granting the Investors registration rights in the Offering or as otherwise provided in the Offering Documents prepared for the Investments and, accordingly, it shall abide by all of the terms, conditions and limitations set forth in such documents.

4. Expense Allowance. At the Closing or upon the earlier termination or expiration of the Offering, the Company shall reimburse Paramount for its reasonable, documented expenses (including attorneys’ fees) actually incurred in connection with the Offering, up to a maximum of $75,000 (the “Expense Allowance”). Legal fees and expenses in connection with blue sky matters and the Registration Statement, if any, will be the responsibility of the Company. Paramount agrees and acknowledges that, except as expressly set forth in any Subscription Agreement, the Company shall have no obligation to reimburse any Investor for any expenses incurred by such Investor in connection with the Offering.

5. Confidentiality. Unless required by law, any services and communications rendered by or involving Paramount pursuant to this Agreement (and the existence of this Agreement) shall not be disclosed publicly in any manner without Paramount’s prior written approval and shall be treated by the Company as confidential information. All material non-public information given to Paramount by the Company shall be treated by Paramount as confidential information and, subject to applicable law, shall not be disclosed in any manner without the Company’s prior written approval and shall not be used by Paramount except in rendering its services pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Company shall not disclose material non-public information of any company with a public market (other than material non-public information of the Company) to Paramount or its representatives, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides Paramount and its representatives with the opportunity to accept or refuse to accept such material non-public information for review.

6. Conditions to Paramount's Obligations. The obligations of Paramount hereunder are subject to (i) the accuracy of the representations and warranties of the Company (A) herein contained as of the date hereof and as of the date of each Closing; and (B) in each of the Offering Documents as of the date of each Closing; (ii) to the performance by the Company of its obligations hereunder; and (iii) to the following additional conditions:

(a) Due Qualification or Exemption. (1) The Offering contemplated by this Agreement shall become qualified or be exempt from qualification under the securities laws of the jurisdictions in which the Securities are contemplated to be offered in accordance with applicable laws, rules, and regulations, but in any event not later than the initial Closing Date, subject to any filings to be made thereafter, and (2) at the Final Closing Date no stop order suspending the sale of the Securities shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

(b) Compliance with Agreements. Except for such agreements and conditions that expressly may be performed or satisfied after the Final Closing Date, the Company shall have complied with all agreements and satisfied all conditions that the Company is required to perform or satisfy hereunder and under the Offering Documents at or prior to each Closing;

(c)  Corporate Action. The Company shall have taken all corporate action necessary in order to permit the valid execution, delivery and performance of the Offering Documents by the Company, including, without limitation, obtaining the approval of the Company's board of directors for the execution and delivery of the Offering Documents, the performance by the Company of its obligations hereunder and the Offering contemplated hereby. Such corporate action shall be in form and substance reasonably satisfactory to Paramount;

(d) Opinion of Counsel to the Company. Paramount shall have received an opinion of counsel to the Company reasonably satisfactory to Paramount and its counsel (which opinion shall also be addressed to the Investors in the Offering), in the form attached hereto as Exhibit C;

(e) Officer's Certificate. Paramount shall have received an officer's certificate of the Company, duly executed and in the form mutually agreed to in good faith by the parties. The certificate shall state, among other things, that the representations and warranties contained herein and in the Offering Documents are true and accurate in all material respects at such Closing date with the same effect as though expressly made at such Closing date and Paramount shall be entitled to rely on such representations of the Company in the Offering Documents as if they were made directly to Paramount;

(f) Escrow Agreement. The Company, Paramount and an escrow agent reasonably acceptable to the parties shall execute an Escrow Agreement for the purpose of holding funds until each Closing; and

(g) No Adverse Changes. There shall not have occurred, at any time prior to each Closing, in Paramount’s reasonable discretion: (i) any domestic or international event, act or other similar occurrence which has disrupted, or will materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the principal market or exchange on which the Common Stock is then traded for more than one-trading day; (iii) any outbreak of major hostilities or terrorist act or other national or international calamity having a material effect on the performance of this Agreement; (iv) any banking moratorium declared by a state or federal authority; (v) any material interruption in the mail service or other means of communication within the United States; (vi) any event or events which, individually or in the aggregate, would reasonably be likely to have a material adverse effect on the business, prospects, operations, conditions (financial or otherwise), assets or results of operations of the Company as a whole (a “Material Adverse Effect”); or (vii) any change in the market for securities in general or in political, financial or economic conditions which makes it inadvisable to proceed with the offering, sale, and delivery of the Securities.

7. Covenants of the Company.

(a) Notification. The Company shall notify Paramount immediately, and in writing, when any event shall have occurred during the period commencing on the date hereof and ending on the Final Closing Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(b) Use of Proceeds. The net proceeds from the Offering will be used for working capital and general corporate purposes. Except as set forth in the Offering Documents, the Company shall not use any proceeds from the Offering to repay any current indebtedness of the Company, including, but not limited to, any indebtedness to current executive officers or principal stockholders of the Company, but excluding accounts payable and accrued expenses incurred in the ordinary course of business.

(c) Expenses of Offering. The Company shall be responsible for and shall bear all Company Expenses (as defined below). For the purposes of this Agreement, the “Company Expenses” shall include: the costs of preparing and duplicating the Offering Documents and all exhibits thereto; the costs of preparing, printing and filing with the Securities and Exchange Commission (“SEC”) any registration statement described in the Subscription Agreement, if any (a “Registration Statement”) and any amendments, post-effective amendments and supplements thereto; preparing, duplicating and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectus; preparing, duplicating and delivering (including by facsimile) all selling documents, including but not limited to the Offering Documents, this Agreement, blue sky memoranda and certificates evidencing the Securities; blue sky fees and other filing fees in connection with blue sky matters; legal expenses of the Company; fees and disbursements of the transfer agent for the Common Stock; and reasonable fees and expenses (including legal fees and expenses, if any) incurred or made by the Investors or their collateral agent in connection with the creation and/or perfection of the security interest relating to the Securities, including without limitation any filing or recording fees in connection with any financing statements or filings to be made with the USPTO or any other governmental agency. (collectively, the “Company Expenses”). In addition, if the Offering is not completed for any reason, then the Company shall be responsible for and shall reimburse Paramount for all reasonable costs incurred in connection with the preparation of the Offering Documents and the Offering (including, without limitation, attorney’s fees, expenses and disbursements); provided, however, that the Company shall not be obligated to reimburse Paramount an amount greater than the Expense Allowance.

(d) Blue Sky. The Company shall use its best efforts to qualify the Securities for offering and sale under exemptions from qualification or registration requirements under the securities or blue sky laws of such jurisdictions, as Paramount may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of Securities in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

(e) Securities Law Compliance. The Offering Documents shall, as of their respective dates and each Closing, describe all material aspects of an investment in the Company and conform in all respects with the requirements of Section 4(2) of the Act and Regulation D and with the requirements of all other published rules and regulations of the SEC currently in effect relating to “private offerings” to “accredited investors” as that term is defined in Rule 501. The Offering Documents will not, as of their respective dates and each Closing, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the completion of the Offering or other termination of this Agreement, any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify Paramount and will supply Paramount and all offerees and Investors participating in the Offering with amendments or supplements correcting such statement or omission. The Company shall also provide Paramount, for delivery to all offerees and Investors participating in the Offering and their representatives, if any, any information, documents and instruments that Paramount or the Company’s counsel reasonably deem necessary to comply with applicable law.

The Company acknowledges that Paramount: (i) will not draft the Offering Documents and has not supplied any information for inclusion in the Offering Documents other than information relating to Paramount furnished in writing to the Company by Paramount specifically for inclusion in the Offering Documents; (ii) has no obligation (and has not undertaken) to independently verify any of the information in the Offering Documents; and (iii) has no responsibility for the accuracy or completeness of the Offering Documents, except for the information relating to Paramount furnished in writing by Paramount to the Company specifically for inclusion in the Offering Documents.

(f) No "Integration" with Future Offers. The Company agrees that no future offer and sale of securities by it will be made if, as a result of the doctrine of "integration" referred to in Rule 502 under the Act or for any other reason, such offer or sale would render invalid the entitlement of the Securities to the exemption from the registration requirements of the Act provided by Section 4(2) thereof.

(g) Rule 144 Information. The Company will make available, upon request, to Paramount and to each holder and prospective purchaser or transferee of any Securities, reasonably current information ("Rule 144 Information") required to allow the resale or other transfer of such Securities pursuant to Rule 144, in each case as are reasonably requested. If at any time an event occurs or condition exists as a result of which any Rule 144 Information would not comply in a material respect with the requirements of Rule 144 or would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, the Company will promptly notify Paramount (by telephone, confirmed in writing) and will promptly prepare an amendment or supplement to such Rule 144 Information (in form and substance satisfactory to Paramount) which will correct such noncompliance or such untrue statement or omission.

(h) Form D Filing. The Company shall file five copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the date of the first Closing. The Company shall promptly file such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made.

(i) Press Releases, Etc. Except as otherwise required by applicable law or the rules of a regulatory body (which shall be reasonably determined by the Company upon advice of its legal counsel), the Company shall not, during the period commencing on the date hereof and ending upon the effectiveness of the Registration Statement, issue any press release or other communication (other than its year-end or quarterly earnings releases and conference calls or other releases or communications made in the ordinary course of the Company’s business consistent with past practice (provided that “ordinary course of the Company’s business consistent with past practice” shall include but not be limited to announcements regarding the results of the Company’s clinical trials and communications with the U.S. Food and Drug Administration), provided, however, that Paramount is provided a reasonable opportunity to review and comment on such release or other written communication), make any written or oral statement to any media organization or publication or hold any press conference, presentation or seminar, or engage in any other publicity with respect to the Company, its condition (financial or otherwise), results of operations, business, prospects, properties, assets, or liabilities, or the Offering, without the prior consent of Paramount, which consent shall not be unreasonably withheld, conditioned or delayed.

(j) No Statements. Except as otherwise required by applicable law or the rules of a regulatory body, the Company shall not use the name of Paramount or any officer, director, employee or stockholder thereof without the express consent of such party and such person.

(k) Right of First Refusal: The Company hereby grants Paramount a right of first refusal (the “Right of First Refusal”) to act as the Company's exclusive placement agent in connection with any offering by the Company of its debt or equity securities to be conducted with the assistance of a placement agent during the period commencing on the Final Closing Date and ending on the earlier of (i) the close of business on the six month anniversary of the Final Closing Date; and (ii) earlier repayment in full of the promissory notes included in the Securities. Prior to engaging another placement agent in connection with such an offering (an “Alternative Engagement”), the Company shall provide notice to Paramount setting forth in reasonable detail the terms and conditions of such proposed Alternative Engagement, which notice shall be deemed to be an offer by the Company to enter into a comparable engagement with Paramount on the terms and subject to the conditions set forth in the notice (the “Alternative Engagement Notice”). Paramount shall have ten (10) business days following the date it receives the Alternative Engagement Notice to elect, in writing, to accept the engagement pursuant to the terms and conditions set forth in the Alternative Engagement Notice. Paramount shall notify the Company in writing of its decision to accept or reject the engagement terms set forth in the Alternative Engagement Notice before the expiration of such 10-day period, and failure by Paramount to provide the Company with such notice shall be deemed to be a rejection by Paramount. In the event Paramount elects to reject or fails to respond to the Alternative Engagement Notice, the Company shall have the right to consummate the proposed Alternative Engagement substantially in accordance with the terms described in the Alternative Engagement Notice (with such other terms and conditions which are customary and appropriate for such transactions to be agreed upon by the parties); provided that an Alternative Engagement not substantially in accordance with the terms described in the Alternative Engagement Notice will again become subject to the Right of First Refusal.

(l) Restrictions on Securities. Except as a result of any stock splits and reverse stock splits and except as otherwise contemplated hereby, or required by a pre-existing legal or contractual obligation, during the time during which any promissory notes issued to Investors are outstanding , the Company will not extend the expiration date or lower the exercise or the conversion price of any options, warrants, convertible securities or other security purchase rights without Paramount’s prior written consent.

   (m) Reliance. Paramount shall be entitled to rely on the Company’s representations and warranties given to each Investor in the Offering in the Subscription Agreement as if such representation and warranty was given by the Company to Paramount.

(n) Noncircumvention. Pending completion or termination of the Offering, the Company agrees that it will not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing non-public information concerning the Company or its businesses, assets or properties), or take any other action to facilitate any inquiries with respect to the making of, any proposal that constitutes or may reasonably be expected to lead to a (i) possible public offering or private placement of its securities, other than negotiations or discussions currently pending and solely concerning a corporate partnership, or (ii) sale, merger, consolidation or other transaction by or with the Company and/or any of its subsidiaries or affiliates, other than negotiations or discussions currently pending and solely concerning a corporate partnership. In addition, pending completion or termination of the Offering, the Company agrees that it will not dispose of any assets or subsidiaries of the Company (including, without limitation, creating, suffering to exist or permitting the imposition of any liens) other than inventory in the ordinary course of business.

(o) Lockup. The Company shall obtain from its officers, directors and principal stockholders, an agreement that, for a period of time commencing immediately upon the Closing date until the earlier to occur of (i) the repayment of amounts due under the promissory notes included in the Securities; and (ii) 30 days from the date the SEC declares the Registration Statement effective, they will not sell, assign or transfer any of their shares of the Company's securities without Paramount’s prior written consent.

8.  Indemnification. In consideration for Paramount’s services on behalf of the Company in connection with the Offering, the Company agrees to indemnify and hold harmless Paramount and each of its affiliates, stockholders, directors, officers, employees, agents and controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the extent set forth, and as provided for, in the indemnification and contribution provisions (the “Indemnification Provisions”) attached hereto as Exhibit
D and incorporated herein in their entirety. Paramount shall indemnify and hold harmless the Company and each of its affiliates, stockholders, directors, officers, employees, agents and controlling persons within the meaning of the Act and Exchange Act to the same extent as set forth in the indemnity from the Company to Paramount in Exhibit D, but only in connection with (i) information relating to Paramount furnished in writing to the Company by Paramount for the specific purpose of including such information in the Offering Documents or any SEC filing, (ii) material breaches of the representations and warranties of Paramount set forth in Section 9(a) hereof; and (iii) any and all losses, claims, expenses, damages and liabilities that arise out of the bad faith, gross negligence or willful misconduct of Paramount. To the fullest extent permitted by applicable law, it is agreed that Paramount and any of its officers, directors, employees or former employees and affiliates shall not have or be deemed to have any fiduciary or financial advisory duty to the Company, its stockholders, creditors, employees or its affiliates. The provisions of this Section 8 shall be enforceable to the fullest extent permitted by law.

9. Representations and Warranties of the Parties.

(a) Paramount represents and warrants to the Company, as of the date hereof, and as of the date of each Closing as follows:

(i) it is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”) and it has, and at all times while taking any actions constituting an offer or sale of the Securities had, all governmental licenses (including both federal and state broker dealer licenses) required to act as placement agent for the Securities;

(ii) it has not used any general solicitation or general advertising in its offering of the Securities or used any offering materials not approved by the Company; and

(iii) it reasonably believes that the subscribers contacted by Paramount satisfy the investor suitability standards set forth in Regulation D.

(b) The Company represents and warrants to Paramount that:

(i) it has all requisite corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement; it is not in violation of or default under, nor will the execution and delivery of this Agreement and consummation of the transactions contemplated herein will not result in a violation of, or constitute a default in the performance or observance of any law (with or without giving of notice, the lapse of time, or both), obligation under its certificate of incorporation, as amended, or its by-laws, or any indenture, contract, material purchase order or other agreement or instrument to which the Company is a party or by which it or its property or assets is bound or affected;

(ii) the Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications; and

(iii) complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of Sarbanes-Oxley Act of 2002 are available on the SEC’s EDGAR filing system and the Company hereby reaffirms, represents and warrants to Paramount the matters and statements made in such certificates.

10. Termination; Survival. Either the Company or Paramount may terminate this Agreement at any time prior to any Closing in their respective sole discretion, with or without cause, and without liability whatsoever. Sections 3, 4, 5, 7, 9, and 10 through 15 of this Agreement shall remain operative and in full force and effect regardless of any expiration or termination of this Agreement and regardless of any investigation made by or on behalf of Paramount or any controlling person thereof.

11. Selected Dealers. Paramount may engage other persons, selected by it in its discretion, who are members of the NASD, or who are located outside the United States and that have executed a Selected Dealers Agreement and Paramount may allow such persons such part of the compensation and payment of expenses payable to Paramount hereunder as Paramount shall determine; provided, however, that any such compensation shall be received pursuant to Section 3 hereof.

12. Choice of Law; Consent to Jurisdic-tion. This Agree-ment shall be governed by and construed in accor-dance with the internal laws (without giving effect to the con-flicts of law principles) of the State of New York. Each of the parties hereto submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, County of New York, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party hereto by sending or delivering a copy of the process to the party to be served at the address for each respective party first written above. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

13. Binding Agreement; Non-Assignability. This Agreement shall be binding upon and inure to the benefit of Paramount and the Company and each of their successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other.

14. Other Services. Subject to Section 5 of this Agreement, nothing herein shall restrict or otherwise limit Paramount from performing similar or dissimilar services for any other party or for its own account.

15. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes any prior agreements or understandings, oral or written, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Company and Paramount. The parties may execute this Agreement in counterparts, and each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

* * * * *

If the foregoing conforms to your understanding, please sign and return to us the enclosed copy of this letter.

Very truly yours, PARAMOUNT BIOCAPITAL, INC.

By:
Name: Lindsay A. Rosenwald, M.D.
Title: Chairman & Chief Executive Officer

INSITE VISION INCORPORATED
By:
Name: Lyle Bowman
Title: Vice President, Development and Operations